EXHIBIT 10.1

FORM OF NON-EMPLOYEE DIRECTOR NONQUALIFIED STOCK OPTION
AGREEMENT UNDER THE ALLIANCE DATA SYSTEMS
CORPORATION 2003 LONG-TERM INCENTIVE PLAN

     THIS AGREEMENT, made as of [Date], by and between Alliance Data Systems Corporation (the “Company”) and ___, (the “Participant”) who is a non-employee director of the Company or one of its Affiliates.

W I T N E S S E T H:

     WHEREAS, pursuant to the Company’s 2003 Long-Term Incentive Plan (the “Plan”), the Company desires to afford the Participant the opportunity to acquire, or enlarge, his ownership of the Company’s common stock, $0.01 par value per share (“Stock”), so that he may have a direct proprietary interest in the Company’s success.

     WHEREAS, the Company desires to have Participant continue to serve on the Company Board of Directors and to provide Participant with an incentive. NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1. Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the terms of which are attached as Exhibit A, the Company hereby grants to the Participant, during the period commencing on the date of this Agreement and ending on the close of business on the day of the tenth anniversary of the date hereof (the “Option Term”), the right and option (the “Option”) to purchase from the Company, at a price of $  per share (the “Option Price”), an aggregate of [ ] shares of Stock (the “Option Shares”).

     2. Limitation on Exercise of Option. Subject to the terms and conditions set forth herein and in the Plan, the Option shall vest in the amount and on the date(s) set forth below provided, that, the Participant continues to serve the Company or an Affiliate as a non-employee director during the vesting period.

	Percent of	Number of
	Options	Options
	Vesting &	Vesting &
Date	Exercisable	Exercisable

     3. Termination of Service. Upon termination of service, the Option shall remain exercisable as follows:

          (a) Upon termination of the Participant’s service with the Company and its Affiliates for any reason other than death, Disability, termination of service by the Company or an Affiliate for Cause, the Participant may exercise the Option, but only to the extent the Option was exercisable immediately prior to such termination of service, until the earlier of the last day of the Option Term or the last day of the twelve (12) month period following such termination of service.

          (b) Upon termination of the Participant’s service with the Company and its Affiliates due to death or Disability, the Participant may exercise the Option, but only to the extent the Option was exercisable immediately prior to termination of service, until the earlier of the last day of the Option Term or of the last day of the twelve (12) month period following termination of service.

          (c) Upon termination of a Participant’s service with the Company and its Affiliates due to Cause, the entire Option shall immediately be forfeited.

     4. Time and Method of Exercising Option. The Option, may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of whole shares of Stock to be purchased. Such notice shall be accompanied by the payment in full of the Option Price. Such payment shall be made either: (i) in cash at the time of purchase; (ii) with shares of Stock held by the Participant at least six (6) months prior to the exercise; (iii) through such “cashless exercise” procedure that is acceptable to the Committee in its full discretion, to the extent such procedure does not violate the Sarbanes-Oxley Act of 2002 or any other applicable law; or (iv) subject to applicable law, in any other form of legal consideration that may be acceptable to the Committee in its discretion.

     5. Issuance of Shares. Except as otherwise provided in the Plan, and subject to applicable law, as promptly as practical after receipt of such written notification of exercise and full payment of the Option Price and any required income tax withholding, the Company shall issue or transfer to the Participant the number of Option Shares with respect to which Options have been so exercised (less shares withheld in satisfaction of tax withholding obligations, if any), and shall deliver to the Participant a certificate or certificates therefor, registered in the Participant’s name.

     6. Company; Participant.

          (a) The term “Company” as used in this Agreement with reference to employment shall include the Company and its Affiliates, as appropriate.

          (b) Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the beneficiaries, the executors, the administrators, or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

     7. Non-Transferability. The Option shall not be transferable by the Participant other than by will or by the laws of descent and distribution, and the Option shall be exercisable during the lifetime of the Participant only by the Participant or his guardian or legal representative. The terms of the Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant. Until the Option has vested, shares subject to the Option shall not be sold, transferred or otherwise disposed of, shall not be pledged or otherwise hypothecated, and shall not be subject to the claims of creditors.

     8. Adjustments; Change in Control. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for awards under the Plan, including shares reserved for the ISOs and Restricted Stock, (ii) the number and kind of shares of Stock specified in the Annual Per-Participant Limitations under the Plan, (iii) the number and kind of shares of outstanding Restricted Stock or other outstanding Award in connection with which shares have been issued, (iv) the number and kind of shares that may be issued in respect of other outstanding Awards and (v) the exercise price or purchase price relating to any Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate or in response to changes in applicable laws, regulations, or accounting principles.

     9. Rights as Shareholder. The Participant or a transferee of the Options shall have no rights as shareholder with respect to any Option Shares until he shall have become the holder of record of such share, and no adjustment shall be made for dividends or distributions or other rights in respect of such Option Shares for which the record date is prior to the date upon which he shall become the holder of record thereof.

     10. Compliance with Law. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he will not exercise the Option, and that the Company will not be obligated to issue or transfer any shares to the Participant hereunder, if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Options or the issuance or transfer of shares pursuant thereto to comply with any law or regulation of any governmental authority.

     11. No Right to Re-election or Continued Service. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the service of the Company as a non-employee director nor shall the Agreement be deemed to create any obligation of the Board to nominate any of its members for reelection by the Company stockholders nor confer on the Participant the right to remain a member of the Board for any period of time or any particular rate of compensation. This Agreement shall not interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without Cause. Participant acknowledges and agrees that the continued vesting of the Options granted hereunder is premised upon his provision of future services with the Company and such Option shall not accelerate upon his termination of service for any reason unless specifically provided for herein.

     12. Taxes. The Company shall have the right to deduct from any distribution of cash to the Participant an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to the Option. If the Participant is entitled to receive Shares upon exercise of the Option, the Participant shall pay the Withholding Taxes to the Company in cash prior to the issuance of such Shares. In satisfaction of the Withholding Taxes, the Participant may make a written election (the “Tax Election”) to have withheld a portion of the Shares issuable to him or her upon exercise of the Option, having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes.

     13. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to him at his address as recorded in the records of the Company. Notwithstanding the foregoing, at such time as the Company institutes a policy for delivery of notice by e-mail, notice may be given in accordance with such policy.

     14. Nonqualified Stock Option. The Option granted hereunder is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code (“ISO”).

     15. Binding Effect. Subject to Section 7 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

     16. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

     17. Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ALLIANCE DATA SYSTEMS
CORPORATION

By:

/s/ Dwayne H. Tucker

Dwayne H. Tucker
Executive Vice President

PARTICIPANT

NAME
Non-Employee Director

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